UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 12 (a) of
The Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
  Rule 14a-6 (e) (2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to S240.14a-12

CONSOLIDATED-TOMOKA LAND CO.
(Name of registrant as specified in its charter)

Payment of Filing Fee (check the appropriate box):

[ x] No fee required.
[ ] Fee computed on table below per Exchange Acts Rules 14a-6 (i) (1)
     and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

NOTE:  COVER PAGE ADDED TO ORIGINAL FILING.
THIS IS THE ONLY REVISION TO THE FILING.

CONSOLIDATED-TOMOKA LAND CO.
Post Office Box 10809
Daytona Beach, Florida 32120-0809

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 25, 2007

To the Shareholders:

The annual meeting of shareholders of Consolidated-Tomoka Land Co., a Florida corporation (the "Company"), will be held at the LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida, on Wednesday, April 25, 2007, at ten o'clock in the morning for the following purposes:

1.
To elect two directors to serve for a one-year term expiring at the annual meeting of shareholders to be held in 2008 and to elect three directors to serve for a three-year term expiring at the annual meeting of shareholders to be held in 2010.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 1, 2007, are entitled to notice of, and to participate in and vote at the meeting.

A complete list of shareholders as of the record date will be available for shareholders' inspection at the Corporate Offices at 1530 Cornerstone Boulevard, Suite 100, Daytona Beach, Florida, for at least ten days prior to the meeting.

By Order of the Board of Directors

Linda Crisp

Corporate Secretary

Daytona Beach, Florida

March 23, 2007

All shareholders are requested to date and sign the enclosed proxy and return it promptly in the accompanying envelope. This proxy is revocable by you at any time before it is exercised by notifying the corporate secretary of the Company in writing or by submitting a properly executed, later-dated proxy. Signing a proxy will not affect your right either to attend the meeting and vote your shares in person or to give a later proxy.

A COPY OF THE COMPANY'S MOST RECENT FORM 10-K ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST DIRECTED TO THE COMPANY'S SECRETARY, POST OFFICE BOX 10809, DAYTONA BEACH, FLORIDA 32120-0809.

CONSOLIDATED-TOMOKA LAND CO. PROXY STATEMENT

i

CONSOLIDATED-TOMOKA LAND CO.
PROXY STATEMENT

INTRODUCTION

This proxy statement and the enclosed form of proxy are being sent to the shareholders of Consolidated-Tomoka Land Co., a Florida corporation (the “Company”), on or about March 23, 2007, in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or “Board”) of proxies to be used at the annual meeting of shareholders to be held on Wednesday, April 25, 2007 (and at any adjournment or adjournments thereof), for the purposes set forth in the accompanying notice of annual meeting. Shareholders who execute proxies retain the right to revoke them at any time before they are exercised by sending written notice to the secretary of the Company, by submitting a properly executed, later-dated proxy, or by attending the annual meeting and electing to vote in person.

The cost of preparing, assembling, and mailing material in connection with this solicitation will be borne by the Company.

At the close of business on March 1, 2007, there were 5,715,885 shares of common stock, $1 par value, of the Company outstanding. Each holder of common stock of record on that date is entitled to one vote for each share held by such shareholder on every matter submitted to the meeting. The Company’s Articles of Incorporation and Bylaws do not provide for cumulative voting for the election of directors, which is permitted but not required by Florida law.

See “Security Ownership of Certain Beneficial Owners and Management” below for information as to the beneficial ownership of common stock of the Company as of March 1, 2007, by each director of the Company and by all directors and executive officers as a group.

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation divide the Board of Directors into three classes, as nearly equal as possible. At the 2007 annual meeting of shareholders, three Class I directors and two Class II directors are to be elected. The Class I directors are to be elected to hold office until the annual meeting of shareholders to be held in 2010, or until their successors are duly elected and qualified, and the Class II directors are to be elected to hold office until the annual meeting of shareholders to be held in 2008, or until their successors are duly elected and qualified.

All properly executed and returned proxies will be voted for the election of the persons named below who have been recommended to the Board of Directors by the Corporate Governance Committee as nominees for Class I and Class II unless authority to do so is withheld.

All nominees for Class I, John C. Adams, Jr., Bob D. Allen, and John C. Myers, III, are currently directors. The nominees for Class II, William H. Davison and James E. Jordan, have been nominated to replace Byron E. Hodnett and Robert F. Lloyd, who will retire effective at the annual meeting of shareholders in April. Each nominee has indicated his willingness to serve if elected. If any nominee should be unable to serve, which is not now anticipated, the proxy will be voted for such other persons as shall be determined by the persons named in the proxy in accordance with their judgment.

The election of Messrs. Adams, Allen, Davison, Jordan, and Myers will require the affirmative vote of the holders of a plurality of the shares present or represented at the meeting. The Board of Directors of the Company recommends a vote “for” the election of Messrs. Adams, Allen, and Myers in Class I, and Messrs. Davison and Jordan in Class II.

Proxies solicited by the Board will be so voted unless shareholders specify in their proxies a contrary choice. Abstentions will be treated as shares represented at the meeting, but not voting, so they will have no effect on the outcome of the voting to elect directors. Broker non-votes will not be considered shares represented at the meeting.

Additional information concerning the nominees and the directors appears below.

Name, Age and Principal Occupation As of January 31, 2007	Director Since	Class and Expiration of Term	Other Public Companies Where Serving as a Board Member
John C. Adams, Jr. - age 70(1)(3) Retired in 2006 as executive vice president of Brown & Brown, Inc. (an insurance agency).	1977	I 2007	None
Bob D. Allen - age 72(1) Chairman of the Board since April 1998.	1990	I 2007	None
William H. Davison - age 63 Chairman of the Board, president and chief executive officer of SunTrust Bank, East Central Florida.	Nominee	II 2008	None
Gerald L. DeGood - age 64(3) Consultant since June 1999; partner in Arthur Andersen LLP from 1974 to June 1999.	2004	III 2009	Bairnco Corporation (a designer, manufacturer and seller of engineered materials and replacement products and services)
James E. Gardner - age 68(2)(4) Retired in 2000 as president and chief executive officer of ITT Community Development Corporation.	2005	III 2009	None

James E. Jordan - age 62 Retired in 2005 as managing director of Arnhold and S. Bleichroeder Advisers, LLC (a privately owned asset management company).	Nominee	II 2008
First Eagle Funds (a fund company offering a non-diversified domestic fund and a non-diversified international fund)

Florida East Coast Industries, Inc. (a holding company engaged in railroad and real estate business through its wholly owned subsidiaries)

JZ Equity Partners, PLC (a public mezzanine fund traded on the London Stock Exchange)

Leucadia National Corporation (a diversified holding company engaged in a variety of businesses, including manufacturing, healthcare services, telecommunications, real estate activities, winery operations and residual banking and lending activities)

William H. McMunn - age 60(1) President of the Company since January 2000 and chief executive officer since April 2001,	1999	II 2008	None
John C. Myers, III - age 60(2)(4) President and chief executive officer of the Reinhold Corporation (a privately owned family corporation with Florida land holdings, forestry, an ornamental tree nursery and other investments), since 1993.	2006	I 2007	None
William J. Voges - age 52(3) President and chief executive officer since 1997, and general counsel since 1990 of The Root Organization (a private investment company with diversified holdings, including real estate).	2001	III 2009	None

(1)
Member of the Executive Committee, which held no meetings in 2006. The Executive Committee has the authority during intervals between meetings of the Board of Directors to exercise power on matters designated by the Board.

(2)	Member of the Compensation and Stock Option Committee.
(3)	Member of the Audit Committee.
(4)	Member of the Corporate Governance Committee.

DIRECTOR COMPENSATION

In 2006, the Company provided the following annual compensation to non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (1)	Total ($)
John C. Adams, Jr.	28,500	2,405	30,905
Bob D. Allen	71,000	0	71,000
Gerald L. DeGood	36,000	0	36,000
James E. Gardner	21,000	277	21,277
Byron E. Hodnett	23,000	0	23,000
Robert F. Lloyd	24,000	0	24,000
John C. Myers, III	14,500	0	14,500
David D. Peterson(2)	11,000	0	11,000
William J. Voges	27,000	741	27,741

(1)	Amounts consist of above-market earnings during fiscal 2006 on compensation that was deferred prior to fiscal 2006 under the Director Deferred Compensation Plan.
(2)	Retired as a member of the Board of Directors on April 26, 2006.

Cash Compensation

Each non-employee director of the Company is paid an annual retainer of $15,000, payable quarterly, in compensation for service as a director, plus $1,500 for each board meeting attended. In addition, Mr. Allen, as Chairman of the Board, received an annual fee of $50,000, payable quarterly. Members of the Board’s Executive, Compensation and Stock Option, and Corporate Governance Committees also received $1,000 for each committee meeting attended, and Audit Committee members received $1,500 for each committee meeting attended, except that the Chairmen of the Executive, Compensation and Stock Option, and Corporate Governance Committees received $2,000 per meeting attended, and the Audit Committee Chairman received $3,000 for each committee meeting attended. Beginning in 2007, the annual fee for the Chairman of the Board was reduced to $40,000, payable quarterly, and the fee for the Audit Committee Chairman was increased to $4,000 per meeting.

Director Deferred Compensation Plan

Under the Consolidated-Tomoka Land Co. Unfunded Deferred Compensation Plan effective July 1, 1981 (the “Director Deferred Compensation Plan”), directors are eligible to defer receipt of all or a portion of their fees earned for service on the Board of Directors and its committees. Deferred compensation accrues interest annually at the average rate of return earned by the Company on its short-term investments, which was 6.98% in 2006. Participants will generally receive their funds in substantially equal annual installments over a 10-year period commencing after the director attains age 70 or ceases to be a director, whichever occurs first. Three directors currently participate in the Director Deferred Compensation Plan.

CORPORATE GOVERNANCE AND
COMMITTEES OF THE BOARD OF DIRECTORS

The Company regularly monitors developments in the area of corporate governance. The Company has taken steps to comply with the Sarbanes-Oxley Act of 2002 and the recent changes to the corporate governance and listing requirements of the American Stock Exchange.

Independent Directors

The Board of Directors annually determines the independence of directors. No director is considered independent unless the Board has affirmatively determined that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. Generally, a director is not considered independent if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company.

The Board has determined that the following directors, who constitute a majority of the members of the Company’s Board of Directors, are independent pursuant to Section 121A of the American Stock Exchange Company Guide:

• John C. Adams, Jr.	• Byron E. Hodnett
• Bob D. Allen	• Robert F. Lloyd
• Gerald L. DeGood	• John C. Myers, III
• James E. Gardner	• William J. Voges

The Board has also determined that director nominees William H. Davison and James E. Jordan are independent. In determining Mr. Davison’s independence, the Board considered his position at SunTrust Bank, East Central Florida Division, and the Company’s transactions with SunTrust Bank, further described under the heading “Certain Relationships and Related Party Transactions” at page 11 below. The Board affirmatively determined that Mr. Davison does not have a relationship that would interfere with his exercise of independent judgment in carrying out his responsibilities as a director because Mr. Davison is an officer of a different division of SunTrust from that which administers the loan facilities of the Company and has no involvement with such transactions (either on a direct or indirect basis).

The Company’s independent directors hold a formal meeting quarterly, separate from management and non-independent directors.

Director Attendance at Meetings

During 2006, the Board of Directors held one regular and three special meetings. All members of the Board of Directors attended more than 75% of all of the meetings of the Board and all committees on which they served during 2006.

The policy of the Company is to encourage members of the Board of Directors to attend the annual meeting of shareholders. All directors attended last year’s annual meeting.

Audit Committee

The Audit Committee, which held six meetings in 2006, provides assistance to the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor, the Company’s systems of internal controls over financial reporting established by management and the Board, and the Company’s auditing, accounting and financial reporting processes generally. KPMG LLP, the Company’s independent auditors, reports directly to the Audit Committee.

The Audit Committee acts under a written charter adopted by the Board of Directors, which was amended January 24, 2007, and is attached to this proxy statement as
 Exhibit A.

All members of the Audit Committee are independent under the listing standards of the American Stock Exchange and Rule 10A-3 promulgated under the Securities Exchange Act of 1934. All Audit Committee members possess the level of financial literacy required by the listing standards of the American Stock Exchange. Mr. DeGood, as chairman of the Audit Committee, meets the current standard of requisite financial management expertise as required by the American Stock Exchange and is an “audit committee financial expert” as defined by the rules adopted by the Securities and Exchange Commission.

The Audit Committee has adopted Policies and Procedures for Complaints and Concerns Regarding Accounting, Internal Accounting Controls, and Auditing Matters to enable confidential and anonymous reporting to the Audit Committee.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee, which held one meeting in 2006, assists the Board of Directors in discharging its responsibilities relating to the compensation of the Company’s chief executive officer and other officers and key employees, reviews and discusses with management the Company’s “Compensation Discussion and Analysis” set forth below, and administers the 2001 Stock Option Plan.

The Compensation and Stock Option Committee has primary responsibility for determining the compensation philosophy of the Company and recommending to the Board of Directors for approval the compensation for the named executive officers. The Chairman of the Board of Directors aids the Compensation and Stock Option Committee by providing annual recommendations regarding the performance and compensation of Mr. McMunn, the President and Chief Executive Officer of the Company. Mr. McMunn provides annual recommendations regarding the compensation of the other named executive officers and all other managers whose annual total compensation exceeds $75,000. The Compensation and Stock Option Committee has not engaged any consultant or advisor in connection with its compensation recommendations, but it does have the authority to retain a compensation consultant or advisor.

The Compensation and Stock Option Committee acts under a written charter adopted by the Board of Directors, which was amended January 24, 2007, and is attached to this proxy statement as Exhibit B.

The Compensation and Stock Option Committee of the Board of Directors consists solely of independent directors under the listing standards of the American Stock Exchange.

Corporate Governance Committee

The Corporate Governance Committee, which held one meeting during 2006, was formed to perform the functions of a nominating committee and recommends to the Board individuals qualified to become members of the Board based on criteria approved by the Committee and nominees for the Board for annual meetings of the shareholders. All members of the Corporate Governance Committee are independent under the listing standards of the American Stock Exchange.

The Corporate Governance Committee operates under a formal charter that governs its duties and standards of performance. A copy of the charter is attached to this proxy statement as Exhibit C.

Consideration of Director Nominees

The Corporate Governance Committee will consider recommendations from shareholders for nominations for candidates for membership on the Board of Directors. To recommend a candidate to the Committee, shareholders should submit recommendations in writing to the Company’s Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809. A nominating recommendation must be accompanied by the following information concerning each recommending shareholder: (a) the name and address, including telephone number, of the recommending shareholder; (b) the number of the Company’s shares owned by the recommending shareholder and the time period for which such shares have been held; (c) if the recommending shareholder is not a shareholder of record, a statement from the record holder of the shares verifying the holdings of the shareholder and a statement from the recommending shareholder of the length of time that the shares have been held. (Alternatively, the shareholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the shareholder, together with a statement of the length of time that the shares have been held); and (d) a statement from the shareholder as to whether the shareholder has a good faith intention to continue to hold the reported shares through the date of the Company’s next annual meeting of shareholders.

In addition, a nominating recommendation must be accompanied by the following information concerning the proposed nominee: (a) the name, business address and residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the class or series and number of shares of capital stock of the Company, if any, which are owned beneficially and of record by the proposed nominee; and (d) any other information regarding the proposed nominee that would be required to be included in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, had the proposed nominee been nominated by the board of directors of the corporation. The nominating recommendation must also describe all relationships between the proposed nominee, his immediate family, and the recommending shareholder, including management of any corporate shareholder, and any agreements or understandings between the recommending shareholder and the nominee regarding the nomination. The recommending shareholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the Committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the board and to the governance of the Company. The statement should include whether, in the view of the shareholder, the nominee, if elected, would represent all shareholders and not serve for the purpose of advancing or favoring any particular shareholder or other constituency of the Company. The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Corporate Governance Committee (and the recommending shareholder must furnish the proposed nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of the Company. If a recommendation is submitted by a group of two or more shareholders, the information regarding recommending shareholders must be submitted with respect to each shareholder in the group.

The Corporate Governance Committee has established specific, minimum qualifications that must be met by a Committee-recommended nominee. Under these criteria, a majority of the Board should be independent under the listing standards of the American Stock Exchange. In addition, a nominee should demonstrate high ethical standards and integrity in his or her personal and professional dealings and be willing to act on and remain accountable for boardroom decisions; should have the ability to provide wise, thoughtful counsel on a broad range of issues; should possess high intelligence and wisdom and apply it in decision making; should be financially literate; should value board and team performance over individual performance; should be open to other opinions and willing to listen; should approach others assertively, responsibly and supportively and raise tough questions in a manner that encourages open discussion; should have a history of achievements that reflect high standards for themselves and others; should be committed to seeking exceptional performance of the Company, both in absolute terms and relative to its peers; and should have the ability to commit sufficient time and attention to the activities of the Company.

Prior to identifying and evaluating nominees for director, the Corporate Governance Committee assesses the size and membership of the Board and determines whether any vacancies are to be expected. In the event of any vacancies, the Committee considers potential candidates for director, which may come to the Committee’s attention through current Board members, shareholders, professional search firms, or other persons. In addition to the specific, minimum qualifications described above, the Committee seeks to ensure that the Board as a whole will possess the following specific qualities or skills: expertise in management or oversight of financial accounting and control; a record of making sound business decisions; cognizance of current general management trends and “best practices;” relevant knowledge specific to the industries in which the Company operates; ability and willingness to motivate and require high-performance by management; and capability of questioning, approving, and monitoring the Company’s strategic plans, providing insight and directional focus. The Committee meets to review and report to the Board on possible candidates for membership and annually recommends a slate of nominees to the Board with respect to nominations for the Board at the annual meeting of shareholders.

The nomination of Mr. Davison was recommended by Robert F. Lloyd, a director of the Company. The nomination of Mr. Jordan was recommended by David Winters of Wintergreen Advisers, a shareholder of the Company.

Codes of Ethics

The Company has adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers, violations of which may be reported to the Audit Committee. The Company will provide a copy of this code to any person without charge upon request. Any such request should be made in writing to the Company’s Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

The Company has adopted a Code of Business Conduct and Ethics that includes provisions ranging from legal compliance to conflicts of interest. All employees and directors are subject to this code.

Communication with the Board of Directors

Individuals may communicate with the Board of Directors by writing to Bob D. Allen, Chairman of the Board, Consolidated-Tomoka Land Co., Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Policies and Procedures for Approval of Related Person Transactions

The Board of Directors has adopted a written Related Party Transaction Policy and Procedures establishing guidelines with respect to the approval of Related Party Transactions. The policy applies to any transaction in which the Company is a participant, any related party has a direct or indirect interest and the amount involved exceeds $120,000. The Audit Committee will review the material facts of all related party transactions that require approval and either approve or disapprove of the entry into the transaction. In determining whether to approve a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of March 1, 2007, the following stockholders were beneficial owners of more than five percent of the outstanding shares of common stock of the Company. The information below is as reported in filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner of more than 5% of the shares of the Company’s common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class Owned
Barrington Capital Group, LP(1) 888 Seventh Avenue, 17th Floor New York, NY 10019	390,700	6.8%
Pico Holdings, Inc (2)……………………………………………………………….. 875 Prospect Street, Suite 301 LaJolla, CA 92307-4264	310,000	5.4%
Third Avenue Management LLC(3) 622 Third Avenue, 32nd Floor New York, NY 10017	627,215	11.0%
Wintergreen Advisers, LLC, et. al. (4) 333 Route 46, 2nd Floor Mountain Lakes, NJ 07046	1,025,252	17.9%
(1)	Registered investment adviser with offices at the above address. Information derived from Amendment No. 2 to Schedule 13D dated September 26, 2006, filed with the Securities and Exchange Commission.
(2)	A parent company with offices at the above address. Information derived from Schedule 13G, dated February 7, 2005, filed with the Securities and Exchange Commission.
(3)	Registered investment adviser with offices at the above address. Information derived from Schedule 13G/A dated February 14, 2007, filed with the Securities and Exchange Commission.
(4)
Wintergreen Advisers, LLC (a registered investment adviser with offices at the above address) has sole voting and dispositive power with respect to these shares, and Wintergreen Fund, Inc. (a registered investment company) has shared voting and dispositive power with respect to 557,610 of these shares. Information derived from Amendment No. 5 to Schedule 13D dated February 22, 2007, filed with the Securities and Exchange Commission, and Form 4 dated March 1, 2007, filed with the Securities and Exchange Commission

Security Ownership of Management

The following table contains information at March 1, 2007 on the beneficial ownership of the shares of common stock of the Company for each director and director nominee, each executive officer named in the Summary Compensation Table, and by all directors, director nominees and executive officers of the Company as a group, and the percentage of the aggregate of such shares to all of the outstanding shares of common stock the Company.

Name	Amount and Nature of Beneficial Ownership						Percent of Class Owned
	Sole		Shared		Total(5)

John C. Adams, Jr.	10,000	(1)	--		10,000	(1)	*
Bob D. Allen	4,034		--		4,034		*
Robert F. Apgar	--		8,603		8,603		*
William H. Davison	--		--		--
Gerald L. DeGood	494		--		494		*
James E. Gardner	250		--		250		*
James E. Jordan	--		--		--
William H. McMunn	4,200	(2)	58,387		62,587	(2)	1.0%
John C. Myers, III	100		--		100		--
Bruce W. Teeters	25,955	(2)(3)	--		25,955	(2)(3)	*
William J. Voges	1,730		489	(4)	2,219	(4)	*
Directors, Director Nominees, and Executive Officers as a Group (11 persons)	46,763	(2)	67,479		114,242	(2)	2.0%

* Less than 1%.
(1)	Does not include 4,000 shares held in trust for Mr. Adams’ wife who has sole voting and disposition power over these shares.
(2)
Includes shares subject to options that are currently exercisable within 60 days of March 1, 2007 as follows: Mr. McMunn, 4,000 shares; Mr. Teeters, 1,600 shares; and the executive officers as a group, 5,600 shares.

(3)	Includes 200 shares held by Mr. Teeters’ wife who has sole voting and disposition over these shares.
(4)	Includes 200 shares held jointly with his wife, for which Mr. Voges does not have voting power.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

William H. Davison, a nominee for director, is Chairman, President, and Chief Executive Officer of SunTrust Bank, East Central Florida. The Company and SunTrust Bank are parties to a Master Loan and Security Agreement dated July 1, 2002, for a term loan in the maximum amount of $8,000,000; the largest aggregate amount of indebtedness outstanding on this loan at any time since January 1, 2006 was $7,297,593 and interest payable on this loan during 2006 was $535,571. The outstanding balance on this loan at December 31, 2006 was $7,061,531. This loan is secured by approximately 3,000 acres of the Company’s lands. The Company and SunTrust Bank are also parties to a Master Loan and Security Agreement dated May 31, 2002, for an unsecured line of credit in the maximum of $10,000,000; the largest aggregate amount of indebtedness outstanding on this line of credit at any time since January 1, 2006 was $1,943,000 and interest payable on this loan during 2006 was $7,671. There was no outstanding balance on this line of credit at December 31, 2006. The Company had a letter of credit outstanding at December 31, 2006 in the amount of $3,270,939, which reserved capacity under the line of credit. The Company and SunTrust are also parties to an International Swap Dealers Association, Inc. Master Agreement dated April 8, 2002 with respect to an interest rate swap with regard to the $8,000,000 term loan described above. The Company believes that these loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectibility or present other unfavorable features.

EXECUTIVE COMPENSATION

The sections which follow provide extensive information pertaining to the compensation of the executive officers of the Company. This information is introduced in the Compensation Committee Discussion and Analysis set forth below, which describes the policies and components of the Company’s Compensation Program.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and analysis of the Company’s compensation program and policies. Following this section is a series of tables containing specific information pertaining to the compensation earned in 2006 by the following individuals, referred to throughout this proxy as the Company’s “named executive officers:”

•	William H. McMunn, President and Chief Executive Officer
•	Bruce W. Teeters, Senior Vice President - Finance and Treasurer
•	Robert F. Apgar, Senior Vice President - General Counsel and Assistant Secretary

The discussion below is intended to put the information contained in the tables into context with the Company’s overall compensation program.

Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to attract and retain executive officers by aligning their interests with the Company’s short-term and long-term performance goals. This program has been structured to motivate executive officers to achieve those goals and to create long-term allegiance to the Company. The executive compensation program rewards executive officers for both short-term and long-term performance, both on an individual basis and a company wide basis.

The Company’s compensation philosophy is intended to balance short-term performance incentives through salary and bonus with long-term performance through stock options with tandem stock appreciation rights and pension plan contributions. The Company endeavors to provide compensation programs that:

•	are competitive;
•	will attract well-qualified employees who have the ability and desire to implement the Company’s strategy for achieving short-term and long-term performance goals;
•	will motivate employees to achieve performance goals set by the Company;
•	will create long-term allegiance to the Company; and
•	will result in enhanced long-term shareholder value.

Role of Compensation Committee and Executive Officers in Compensation Decisions

The Compensation and Stock Option Committee has primary responsibility for determining the compensation philosophy of the Company and recommending to the Board of Directors for approval the compensation for the named executive officers. While the Compensation and Stock Option Committee reviews the total compensation paid to each of the named executive officers, it views each element of the Company’s compensation program to be distinct. The Company has not adopted any formal or informal policy for allocating compensation between short-term and long-term or between cash and non-cash. The Compensation and Stock Option makes these allocation decisions each year based on recent performance and Company objectives.

The Chairman of the Board of Directors aids the Compensation and Stock Option Committee by providing annual recommendations regarding the compensation of Mr. McMunn, the President and Chief Executive Officer of the Company. Mr. McMunn provides annual recommendations regarding the performance and compensation of the other named executive officers and all other managers whose total annual compensation exceeds $75,000. The Compensation and Stock Option Committee has not engaged any consultant or advisor in connection with its compensation recommendations.

Compensation Components

Base Salary. The base salaries of the named executive officers are set annually in January following a review of the prior year’s performance of the normal responsibilities associated with the named executive’s job description. While the Company does not benchmark base salaries against any particular peer group, it endeavors to establish base salaries that are competitive with similar positions in the Company’s geographic location.

Mr. McMunn’s base salary was increased by approximately 4% to $283,470 for 2007. This increase reflected the Compensation and Stock Option Committee’s determination that both a cost of living and merit increase to base salary was appropriate to remain competitive with companies of similar size in the Central Florida market and to reflect Mr. McMunn’s performance of the normal duties associated with his position. The base salaries of the other named executive officers were also increased by 4% for 2007 to $246,048 for Mr. Teeters and $177,840 for Mr. Apgar as a result of the same determinations by the Compensation and Stock Option Committee.

Cash Bonus. The Compensation and Stock Option Committee has the discretion to recommend the payment of cash bonuses for annual performance by the named executive officers as reflected by the Company’s overall profitability and the named executive officer’s individual contributions to that profitability. The following items are considered in determining whether to award a cash bonus: earnings per share (“EPS”); earnings before depreciation, amortization and deferred taxes (“EBDDT”); and individual accomplishments that contributed to EPS and EBDDT during the year. While no formal policy on cash bonuses has been adopted by the Company and the amount to be awarded is discretionary, the Compensation and Stock Option Committee has set a maximum percentage of base salary that a named executive officer is eligible to receive in any annual cash bonus (with the relative maximum based on the ability to impact profitability in such person’s position), as follows: 200% for the Chief Executive Officer and 100% for other named executive officers.

Mr. McMunn was awarded a cash bonus of $169,000, or approximately 62% of base salary, for 2006 performance. In awarding this bonus, the Compensation and Stock Option Committee considered: the Company’s relatively solid short-term performance in a difficult real estate market; a significant increase in the EBDDT for the year; Mr. McMunn’s efforts, through interaction with elected and appointed officials at the city, county and state levels, to protect Company lands from restrictive regulation, preserve entitlements, and position the lands to maximize financial returns to shareholders in future years; his role in negotiating agreements with the city, county, and other developers to plan the future expansion and financing of the road system impacting Company lands; his participation in planning and financing an effort to defeat several ballot initiatives proposed by county government that could have had an adverse affect on the Company’s lands; and his assumption of the Chairmanship of the Florida Association of Community Developers, a state-wide industry advocacy group, which articulates the industry’s positions on issues and proposed state legislation. Mr. McMunn is also charged with developing long-range visioning and strategic corporate planning.

Mr. Teeters, the Senior Vice President-Finance and Treasurer of the Company, was awarded a cash bonus of $86,400, or approximately 37% of base salary, for 2006 performance. In awarding this bonus, the Compensation and Stock Option Committee considered the responsibilities arising out of Mr. Teeters’ position as the Chief Financial Officer and his involvement in real estate sales and the purchase of income properties through the tax deferred exchange program. Responsibilities also include investor relations and participation in the Company’s long-range strategic planning.

Mr. Apgar, Senior Vice President-General Counsel and Assistant Secretary of the Company, was awarded a cash bonus of $67,200, or approximately 28% of base salary, for 2006 performance. In awarding this bonus, the Compensation and Stock Option Committee considered Mr. Apgar’s role as General Counsel (with emphasis on Securities and Exchange Commission matters and government relations), his involvement with real estate contracts and review of all documents related to the purchase of income properties. He also participates in the long-range strategic planning for the Company.

Many of the same factors related to the Company’s performance in 2006 that were used to evaluate Mr. McMunn were also considered in evaluating Mr. Teeters and Mr. Apgar.

Stock Option Compensation. The Company grants stock options and tandem stock appreciation rights (“tandem SARs”) to align named executive officer incentives with shareholders over the long-term because stock options and tandem SARs have value only if the Company’s stock price increases over time. This is the Company’s primary vehicle for providing long-term incentive compensation to and retention of the named executive officers and other key managers.

The Company’s shareholders approved the 2001 Stock Option Plan in April 2001. This Plan provides for the grant of non-qualified and qualified stock options to purchase shares of common stock of the Company at a per share exercise price equal to the fair market value of such shares on the date of grant. The Company’s stock options are typically exercisable as to no more than one-fifth of the total number of shares covered by the option during each twelve month period commencing twelve months after the date of grant and expire after 10 years. In addition, each stock option grant includes a tandem SAR, exercisable only to the extent that the related stock option is exercisable. Upon the exercise of a tandem SAR, the holder is entitled to receive the value of the SAR, calculated by subtracting the excess of the fair market value of the common stock over the exercise price of the related option from the quotient obtained by dividing such amount by one minus the holders' personal income tax rate. The tandem SAR is payable upon exercise in cash or common stock, at the discretion of the Compensation and Stock Option Committee. The tandem SAR can be exercised only until the later of the end of (a) the 90-day period following the exercise of the related stock option or (b) the 10-day period beginning on the third business day after the date on which the Company releases its official financial data for the quarter in which the related stock option was exercised.

The 2001 Stock Option Plan does not specify when stock options and tandem SARs are granted. Historically, stock options and tandem SARs have been granted annually in January based on the prior year’s performance. The release of material non-public information is not timed for the purpose of affecting the values of stock options and tandems SARs. At the time of granting stock options and tandem SARs, the Compensation and Stock Option Committee is aware of the Company’s financial results for the prior fiscal year but does not adjust the size of the grants to reflect possible market reaction to such results.

The 2001 Stock Option Plan reserved 500,000 shares for stock option grants. It was anticipated that the shares would be granted over an estimated eight to ten year period with grants awarded covering approximately 10% of the shares per year with adjustments based on the number of participants in the plan and their overall performance. Stock option grants are generally determined by evaluating the number of shares remaining under the 2001 Stock Option Plan and the number of years remaining until expiration of such plan. After the January 2007 grants, there are approximately 118,000 shares remaining to be awarded with eleven participants in the plan. For 2006, the President and Chief Executive Officer received approximately 32% of the total shares granted, approximately 23% were granted to the other named executive officers, and approximately 45% were granted to all other participants.

Pension Plan. The Company maintains the Retirement Plan for Employees of Consolidated-Tomoka Land Co. (the “Pension Plan”), a defined benefit pension plan for the benefit of Company employees, including the named executive officers. Benefits are based upon an employee’s cumulative years of service and average compensation for the five most highly-compensated years during the employee’s final 10 years of employment. The benefit formula generally provides for a life annuity benefit. The Company believes that this plan recognizes long-term performance on behalf of the Company and motivates employees to remain with the Company.

401(k) Plan. Employees (including the named executive officers) may participate in the Company’s 401(k) plan, a tax-qualified retirement plan maintained to provide the opportunity to further provide for retirement through tax-deferred employee contributions. The 401(k) plan permits eligible employees to defer compensation up to the maximum limit set annually by the Internal Revenue Service, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. The Company makes a safe harbor contribution of 3% of annual compensation for all eligible employees which is immediately vested and subject to limitations imposed by the Internal Revenue Code. No matching contributions have been made to the named executive officers.

Deferred Compensation. Under the Consolidated-Tomoka Land Co. Unfunded Deferred Compensation Plan effective October 25, 1982 (the “Executive Deferred Compensation Plan”), the named executive officers are eligible to defer receipt of all or a portion of their cash compensation. The deferred compensation accrues interest annually at the average rate of return earned by the Company on its short-term investments, which was 6.98% in 2006. Participants will generally receive their funds in a lump sum or in 10 annual installments commencing after retirement or termination of employment, at the option of the Compensation and Stock Option Committee, unless otherwise agreed upon by the participants at the time of commencement of participation in the plan. The Executive Deferred Compensation Plan allows participants to save for retirement in a tax-effective manner at minimal cost to the Company.

Health and Welfare Benefits. The Company provides to each named executive officer medical and dental insurance coverage as well as long-term disability and life insurance. Dependent coverage is paid by the employee.

The Company has a current policy regarding post-retirement benefit programs for certain healthcare and life benefits for eligible retired employees. All full-time employees become eligible to receive a life benefit up to a maximum of $5,000 if they retire after reaching age 55 with 20 or more years of service, and this program is non-contributory. The retired employee will also receive a supplemental medicare benefit if he or she retires at age 65 with 20 or more years of service. Retirees in Volusia County, Florida, must enroll in the local Florida Health Care Plan, a Federally qualified HMO, and the Company pays up to $25 of their monthly premium. Retired employees in Highlands County received a supplemental medicare policy for which the Company pays up to $120 per month. The post-retirement supplemental medicare benefit premium is contributory with retiree contributions adjusted annually as the premiums change.

Perquisites. The Company provides named executive officers with a paid club membership at LPGA International, based on the belief that the use of such facilities in the course of their employment is in the Company’s interest and will further our business purposes. Named executive officers are also provided with an automobile, including gasoline and car maintenance, except for Mr. Apgar, who elected to take a salary adjustment in lieu of an automobile. Mr. McMunn and Mr. Teeters pay for personal use of their vehicles. All of the named executive officers pay for their non-business related restaurant expenses at LPGA International.

Other Matters

Stock Ownership. Stock ownership guidelines for the named executive officers have not been adopted.

Employment Agreements. The Company does not have employment agreements with any employees.

Severance Benefits. No Company employees have severance agreements and the Company has not established a severance policy. Under the 2001 Stock Option Plan, all unvested stock options and tandem SARs become vested upon the occurrence of a change in control.

Tax and Accounting Implications

Deductibility of Executive Compensation. The Compensation and Stock Option Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. Based on current levels of compensation, no executive officer is expected to receive compensation for 2006 or 2007 services that would be non-deductible under Section 162(m). Accordingly, the compensation and Stock Option Committee has not considered any revisions to its policies and programs in response to this provision of law.

Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

COMPENSATION COMMITTEE REPORT

The Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion with management, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s annual report on Form 10-K for the year ended December 31, 2006. Submitted by the Compensation and Stock Option Committee: Robert F. Lloyd, Chairman, James E. Gardner, Byron E. Hodnett, and John C. Myers, III.

Summary Compensation Table

The following table sets forth the annual, long-term and other compensation for the named executive officers during the last fiscal year, as well as the total annual compensation for each such individual for the last fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(2)	All Other Compensation ($)	Total ($)
William H. McMunn President and Chief Executive Officer	2006	272,568	169,000	171,520	54,659	10,965(3)	678,712
Bruce W. Teeters Senior Vice President- Finance and Treasurer	2006	236,580	86,400	68,608	82,348	7,865(4)	481,801
Robert F. Apgar Senior Vice President- General Counsel and Assistant Secretary	2006	171,000	67,200	68,608	53,668	4,660 (5)	365,136

(1)
Amounts consist of both the value of stock options awarded and the value of tandem SARs granted pursuant to the Company’s 2001 Stock Option Plan as follows: Mr. McMunn, $111,480 (stock options) and $60,040 (tandem SARs); Mr. Teeters, $44,592 (stock options) and $24,016 (tandem SARs); and Mr. Apgar, $44,592 (stock options) and $24,016 (tandem SARs). See Note 10 (Stock Option Plan) in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for the relevant assumptions used to determine the valuation of stock option and tandem SAR awards.

(2)
Amounts consist of above-market earnings during fiscal 2006 on compensation that was deferred prior to January 1, 2007, under the Executive Deferred Compensation Plan and the change in the actuarial present value of the named executive officer’s earned benefit under the Company’s Pension Plan during fiscal 2006 as follows: Mr. McMunn, $51,209 (change in pension value) and $3,450 (above-market earnings); Mr. Teeters, $80,318 (change in pension value) and $2,030 (above-market earnings); and Mr. Apgar, $50,488 (change in pension value) and $3,180 (above-market earnings).

(3)	This amount reflects life insurance premiums paid by the Company in the amount of $1,059 for term life insurance, LPGA Club membership fees of $3,600, and use of a Company vehicle valued at $6,306.
(4)
This amount reflects life insurance premiums paid by the Company in the amount of $1,059 for term life insurance for Mr. Teeters, LPGA Club membership fees of $3,600, and use of a Company vehicle valued at $3,206.

(5)	This amount reflects life insurance premiums paid by the Company in the amount of $1,059 for term life insurance for Mr. Apgar and LPGA membership fees of $3,600.

Grants of Plan-Based Awards

Stock option awards and tandem stock appreciation rights (“SARs”) are granted to the named executive officers pursuant to the 2001 Stock Option Plan. The exercise price of stock options is based on the mean between the high and the low price at closing on the date of the grant. The stock options vest over a five-year period, and all expire after ten years.

Name	Grant Date(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)
William H. McMunn	1/24/07	20,000	77.245	78.75
Bruce W. Teeters	1/24/07	8,000	77.245	78.75
Robert F. Apgar	1/24/07	6,000	77.245	78.75

(1)
Stock options and tandem SARs were also granted on January 25, 2006, for the year-ended December 31, 2005. On that date, Mr. McMunn received 20,000 stock options and tandem SARs, Mr. Teeters received 8,000 stock options and tandem SARs, and Mr. Apgar received 8,000 stock options and tandem SARs. The exercise price for these options was $67.27, which was the mean between the high and the low price at closing on the date of the grant.

(2)	Tandem SARs were granted with each stock option award. The value of these stock option awards and tandem SARs is reported in the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to all unexercised stock options previously awarded to the named executive officers as of December 31, 2006.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
William H. McMunn	0	4,000	20.05	1/23/2012
	0	8,000	20.12	1/22/2013
	0	12,000	31.64	1/28/2014
	0	16,000	42.87	1/27/2015
	0	20,000	67.27	1/25/2016

Bruce W. Teeters	0	1,600	20.05	1/23/2012
	0	3,200	20.12	1/22/2013
	0	4,800	31.64	1/28/2014
	0	6,400	42.87	1/27/2015
	0	8,000	67.27	1/25/2016

Robert F. Apgar	0	1,200	20.05	1/23/2012
	0	3,200	20.12	1/22/2013
	0	4,800	31.64	1/28/2014
	0	6,400	42.87	1/27/2015
	0	8,000	67.27	1/25/2016

(1)	Stock options become exercisable in five equal annual installments beginning on the first anniversary of the grant date. Tandem SARs were granted with each stock option award.

Option Exercises

The following table sets forth certain information with respect to the options exercised by the named executive officers during the fiscal year ended December 31, 2006.
	Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)

William H. McMunn	11,534	1,060,431
Bruce W. Teeters	4,590	419,400
Robert F. Apgar	4,511	454,899

(1) Amounts represented in this column include the exercise of tandem SARs.
(2) Amounts consist of both the value realized on the exercise of stock options and the value realized on the exercise of the corresponding tandem SAR as follows: Mr. McMunn, $689,280 (stock option) and $371,151 (tandem SAR); Mr. Teeters, $274,592 (stock option) and $144,808 (tandem SAR); and Mr. Apgar, $299,162 (stock option) and $155,737 (tandem SAR).

Retirement Benefits

The Company maintains two programs to provide retirement income to eligible employees and the named executive officers: the Company’s 401(k) plan (a tax-qualified retirement plan) and the Pension Plan. The following table sets forth benefits that named executive officers have accumulated under the Pension Plan.

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)
William H. McMunn	Retirement Plan for Employees of Consolidated- Tomoka Land Co.	15	375,476
Bruce W. Teeters	Retirement Plan for Employees of Consolidated- Tomoka Land Co.	26	728,776
Robert F. Apgar	Retirement Plan for Employees of Consolidated- Tomoka Land Co.	15	369,352

(1) The named executive officers are all fully vested under the Pension Plan.
(2)
See Note 8 (Pension Plan) in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for the relevant assumptions used to determine the present value of each named executive officer’s accumulated benefit under the Plan.

All employees who have attained the age of 21 and completed one year of service participate in the Pension Plan. Pension benefits are accrued annually in an amount equal to 1.2% of the employee’s final average earnings up to their covered compensation line plus 1.8% of the employee’s final average earnings in excess of their covered compensation line multiplied by the employee’s years of credited service to a maximum of 35 years. An employee’s “covered compensation line” equals the average of their actual past social security wage bases for the 35 calendar years preceding the employee’s social security retirement age. An employee’s “final average earnings” is the employee’s average annual compensation for the five consecutive years of highest earnings during the final ten consecutive years of employment. The elements of compensation considered in this determination include all earnings that make up the employee’s social security wage base, as limited by federal law.

The benefit formula generally provides for a life annuity or joint annuity benefit. The benefits for the named executive officers shown above are not payable in a lump sum. If the employee chooses to receive their pension payments as a joint benefit, a reduced pension benefit will be payable to the employee for life, and, if the employee dies first, 50% or more of the benefit will be payable to the joint payee for the rest of his or her life. The employee may also choose a social security adjustment benefit option where, if the employee retires before age 65, the employee receives a higher benefit before social security payments are expected to begin, and smaller payments thereafter, or the single life annuity, where a pension payment will be payable to the employee for life. All of the named executive officers are currently eligible for early retirement under the Pension Plan based on the early retirement age of 55 thereunder.

If an employee retires early, the employee’s accrued pension will be reduced to reflect the longer period over which the employee will receive pension benefits. No payments were made pursuant to the Pension Plan in 2006.

Nonqualified Deferred Compensation

The table below sets forth information regarding the named executive officers’ current earnings on deferred compensation under the Executive Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Balance at Last Fiscal Year-End ($)
William H. McMunn	50,000	22,092	342,016
Bruce W. Teeters	0	13,001	199,259
Robert F. Apgar	20,250	20,365	318,904

(1)
Amounts for Mr. McMunn in this column were reported in the Summary Compensation Table for the fiscal year 2005 contained in the Company’s proxy statement for the 2006 annual meeting of shareholders under the column entitled “Bonus,” $12,000 of the amounts for Mr. Apgar in this column were reported in the Summary Compensation Table above under the column entitled “Salary” and $8,250 of such amounts were reported in the Summary Compensation Table for the fiscal year 2005 contained in the Company’s proxy statement for the 2006 annual meeting of shareholders under the column entitled “Bonus.”

(2)
Amounts include above-market earnings reported in the Summary Compensation Table under the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” as follows: Mr. McMunn, $3,450; Mr. Teeters, $2,030; and Mr. Apgar, $3,180.

Under the Executive Deferred Compensation Plan, the named executive officers and key employees of the Company may elect to defer receipt of all or a portion of their cash compensation until such time as the participant ceases to be an officer or key employee. The deferred compensation accrues interest annually at the average rate of return earned by the Company on its short-term investments, which was 6.98% in 2006. Participants will generally receive their funds in a lump sum or in 10 annual installments commencing after retirement or termination of employment, at the option of the Compensation and Stock Option Committee, unless otherwise agreed upon by the participants at the time of commencement of participation in the Executive Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

The Company does not have employment agreements, change in control agreements or severance agreements with any of its executive officers. Benefits payable upon termination of a named executive officer include benefits accrued under the Pension Plan, described under “Retirement Benefits” above, and deferred compensation and earnings thereon, described under “Nonqualified Deferred Compensation” above. Upon a change in control, stock options and tandem SARs would become fully vested pursuant to the 2001 Stock Option Plan. The following table sets forth the benefit that would have been realized by each named executive officer for outstanding stock options and tandem SARs as of December 31, 2006, if a change in control had occurred on such date:

Name	Benefit	After Change in Control(1)(2)
William H. McMunn	Unvested Stock Option Awards	$2,602,831
Bruce W. Teeters	Unvested Stock Option Awards	$1,041,132
Robert F. Apgar	Unvested Stock Option Awards	$1,008,917

(1)
The amounts in this column include both the value of unvested stock options awarded and the value of unvested tandem SARs granted pursuant to the Company’s 2001 Stock Option Plan as follows: Mr. McMunn, $1,691,840 (stock option value) and $910,991 (SAR value); Mr. Teeters, $676,736 (stock option value) and $364,396 (SAR value); and Mr. Apgar, $655,796 (stock option value) and $353,121 (SAR value).

(2)	Values are calculated as if a change in control had taken place on December 29, 2006, using the closing market price per share of the Company’s stock on that date of $72.40.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

James E. Gardner, Byron E. Hodnett, Robert F. Lloyd, and John C. Myers, III, served on the Compensation and Stock Option Committee in 2006. None of these directors have served as an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure under SEC rules.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors, the Company’s systems of internal controls over financial reporting established by management and the Board, and the Company’s auditing, accounting and financial reporting processes generally.

Among other things, the Audit Committee contracts with the independent auditors to audit the financial statements of the Company; inquires as to the independence of the auditors, and obtains at least annually the auditors’ written statement describing their independent status; meets with the independent auditors, with and without management present, to discuss their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting; and investigates any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, as deemed necessary by the Audit Committee.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006:

(1)	The Audit Committee reviewed and discussed the audited financial statements with management.

(2)	The Audit Committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards 61, as amended.

(3)
The Audit Committee discussed with the independent auditors the auditor’s independence, including the matters in the written disclosures and the letter provided by the independent auditors as required by the Independence Standards Board Standard No. 1.

(4)
The Audit Committee reviewed and discussed with management and the independent auditors the Company’s audited financial statements for the year ended December 31, 2006, and reports on the effectiveness of internal controls over financial reporting contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006.

Submitted by the Audit Committee: Gerald L. DeGood, Chairman, John C. Adams, Jr., and William J. Voges.

INFORMATION CONCERNING INDEPENDENT AUDITORS

The Company has selected the firm of KPMG LLP to serve as the independent auditors for the Company for the current fiscal year ending December 31, 2007. That firm served as the Company’s independent auditors for its fiscal year ended December 31, 2006. Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders, and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to questions.

Auditor Fees

The following table represents fees billed by KPMG LLP for professional services for fiscal 2006 and 2005, by category as described in the notes to the table. All fees were pre-approved by the Audit Committee.

	2006	2005
	$	$
Audit Fees(1)	102,500	141,200
Audit-Related Fees	-0-	-0-
Tax Fees(2)	61,820	184,200
All Other Fees	-0-	-0-

(1)
Aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements, review of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and other services normally provided in connection with the Company’s statutory and regulatory filings or engagements by year.

(2)
Aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning, including preparation of tax forms, including federal and state income tax returns, and income tax consulting services.

Pre-approval Policy

The Audit Committee has adopted a Pre-approval Policy (“Policy”) governing the pre-approval of all audit and non-audit services performed by the independent auditor in order to ensure that the performance of such services does not impair the auditor’s independence.

According to the Policy, the Audit Committee will annually review and pre-approve the audit services that may be provided by the independent auditor and the fees to be paid for those services during the following year, and may from time-to-time review and pre-approve audit-related services, tax services and all other services to be provided by the independent auditor. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. For pre-approval, the Audit Committee will consider whether the service is consistent with the SEC’s rules on auditor independence, as well as whether the independent auditor is in the best position to provide the service for reasons such as its familiarity with the Company’s business, people, culture, accounting system, risk profile and other factors. All such factors will be considered as a whole, with no single factor being determinative.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require separate pre-approval by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer and must include (1) a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence, and (2) with respect to each proposed pre-approved service, detailed back-up documentation regarding the specific service to be provided. Requests or applications for services to be provided by the independent auditor that do not require separate approval by the Audit Committee will be submitted to the Treasurer and will include a description of the services to be rendered. The Treasurer will determine whether such services are included within the list of services that have previously received the pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC and American Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company’s common stock. Directors, executive officers, and beneficial owners of more than 10% of the Company’s common stock are required by SEC rules to furnish the Company with copies of all such reports. To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations from directors and executive officers that no other reports were required, the Company believes that Section 16(a) filing requirements applicable to all directors and executive officers were reported timely during the fiscal year ended December 31, 2006.

SHAREHOLDER PROPOSALS

Shareholders are hereby notified that if they wish a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2008 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than November 1, 2007. Proposals submitted outside the provisions of Rule 14a-8 will be considered untimely if submitted after February 7, 2008. To ensure prompt receipt by the Company, proposals should be sent certified mail, return receipt requested. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in the Company’s proxy materials.

ANNUAL REPORT

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2006, accompanies this proxy statement. Additional copies may be obtained by writing to the Company at P.O. Box 10809, Daytona Beach, Florida 32120-0809. The Company’s Annual Report and Proxy are also available on the company’s website at www.consolidatedtomoka.com.

OTHER MATTERS

The Board of Directors of the Company does not intend to bring any other matters before the meeting, and it does not know of any proposals to be presented to the meeting by others. If any other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

EXHIBIT A

CONSOLIDATED-TOMOKA LAND CO.
AUDIT COMMITTEE CHARTER
Role and Purpose

There shall be a committee of the Board of Directors to be known as the “Audit Committee.” The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of the Company’s independent auditor, (4) the Company’s systems of internal controls regarding finance and accounting established by management and the Board, and (5) the Company’s auditing, accounting and financial reporting processes generally. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Board, the independent auditors and management. The Company’s independent auditors, in their capacity as independent public accountants, shall be responsible to the Board of Directors and the Audit Committee as representatives of the shareholders.

Composition

Members of the Audit Committee shall be elected annually by the full Board and shall hold office until the earlier of (1) the election of their respective successors, (2) the end of their service as a director of the Company (whether through resignation, removal, expiration of term, or death), or (3) their resignation from the Committee. The chairperson of the Committee may be selected by the Board of Directors or, if it does not do so, the Committee members may elect a chairperson by vote of a majority of the full Committee.

The Audit Committee shall be composed entirely of independent directors. The membership of the Committee shall consist of at least three directors, each of whom shall satisfy the independence, financial literacy and experience requirements of the Securities Exchange Act of 1934 and the American Stock Exchange, as in effect from time to time. The chairperson of the Committee shall satisfy the financially sophistication requirements of the American Stock Exchange. At least one member of the committee shall be an “audit committee financial expert” (as such term may be defined by the Securities and Exchange Commission).

Authority and Resources

The Committee has the sole authority to hire and fire independent auditors and to approve any significant non-audit relationship with the independent auditors.

The Committee shall have the authority to retain outside legal, accounting or other advisors, as it determines necessary to carry out its duties. The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any independent legal, accounting or other advisors retained to advise the Committee. The Committee shall preapprove all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in the Securities Exchange Act of

1934 and the rules promulgated thereunder which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

Audit Committee Charter
Duties and Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

The Audit Committee’s duties and responsibilities shall be to:

Financial Statement and Disclosure Matters

·	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor.

·
Periodically discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information, any major issues as to the adequacy of the Company’s internal control over financial reporting and any special steps adopted in light of material control deficiencies.

·
Review and discuss with management and the independent auditor management’s report on internal control over financial reporting and the independent auditor's attestation report on management’s assessment of the Company’s internal control over financial reporting prior to the filing of the Company's Form 10-K.

•
 Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting.

·	Discuss with the independent auditor the following matters:

§	Methods used to account for significant unusual transactions.
§	Effects of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus.
§	Processes used by management in formulating particularly sensitive accounting estimates and the basis for the independent auditor’s conclusions regarding the reasonableness of those estimates.
§	Material audit adjustments proposed and immaterial adjustments not recorded by management.
§	Auditor’s judgments about the quality of the Company’s accounting principles.
§	Disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.
§	All critical accounting policies and practices used.
§	All alternative accounting and disclosure treatments of material financial information within generally accepted accounting principles (GAAP) that have

Audit Committee Charter
Duties and Responsibilities
Financial Statement and Disclosure Matters Continued

§	been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor.

§	Other material written communications between the independent auditor and management.

·
Periodically discuss with management and the independent auditor the quality and adequacy of the Company's internal control over financial reporting, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

·	Review with the independent auditor and management the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

Oversight of Relationship with Independent Auditor

·
Be directly responsible for the selection and appointment, retention, compensation, termination and oversight of the work of the Company’s independent auditor, including the approval of all audit engagement fees and terms and resolution of disagreements between management and the independent auditor regarding financial reporting.

·
On an annual basis, review and discuss with the independent auditor all relationships between the independent auditor and the Company in order to evaluate the independent auditor’s continued independence. The Committee shall ensure annual receipt of a formal written statement from the independent auditor consistent with the standards set by the Independence Standards Board and shall discuss with the independent auditor all relationships or services that may affect auditor independence or objectivity.

·	Review all reports required to be submitted by the independent auditor to the committee under the Securities Exchange Act of 1934.

·
Evaluate the independent auditor’s qualifications, performance and independence, including the review and evaluation of the lead partner of the independent auditor, and taking into account the opinions of management, and present its conclusions with respect to the independent auditor to the full Board of Directors.

·	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

General

·	Provide an open avenue of communication between the independent auditor, management and the Board of Directors.

·
 Meet periodically with the independent auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

Audit Committee Charter  Oversight of Relationship with Independent Auditor Continued

·	Recommend to the Board of Directors policies for the Company's hiring of current or former employees of the independent auditor.

·
Establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

·
Prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other committee reports required by applicable securities laws or stock exchange listing requirements or rules.

·	Develop, and periodically review and recommend to the Board of Directors appropriate changes to, policies and procedures regarding related party transactions.

·	Administer the Company’s policies and procedures regarding related party transactions and review all such transactions as required by the rules of the American Stock Exchange.

·	Meet as circumstances require, but at least on a quarterly basis.

·
Report regularly to the Board of Directors, by means of written or oral reports, submission of minutes of Committee meetings or otherwise, from time to time or whenever it shall be called upon to do so, including a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements or the performance and independence of the Company’s independent auditor.

·	Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk.

·	Discuss with the Company's General Counsel legal matters that may have had a material impact on the financial statements or the Company's compliance policies.

·	Review and update this Charter annually.

Interpretations and Determinations

The Committee shall have the power and authority to interpret this Charter and make any determinations as to whether any act taken has been taken in compliance with the terms hereof.

Limitations

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Adopted July 23, 2003 Amended April 27, 2005 Amended January 24, 2007

EXHIBIT B

CONSOLIDATED-TOMOKA LAND CO.
COMPENSATION COMMITTEE CHARTER

Role and Purpose

The purpose of the compensation committee (the “Committee”) of the board of directors of Consolidated-Tomoka Land Co. (the “Company”) is to assist the board of directors in discharging its responsibilities relating to the compensation of the Company’s chief executive officer and other officers, to review and discuss with management the Company’s “Compensation Discussion and Analysis” to be included in the Company’s annual proxy statement, and to produce an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations.

Composition

Members of the Committee shall be elected annually by the full board and shall hold office until the earlier of (1) the election of their respective successors, (2) the end of their service as a director of the Company (whether through resignation, removal, expiration of term, or death), or (3) their resignation from the Committee. The chairperson of the Committee may be selected by the board of directors or, if it does not do so, the Committee members may elect a chairperson by vote of a majority of the full Committee.

The Committee shall be composed entirely of independent directors. The membership of the Committee shall consist of at least three directors, each of whom shall satisfy the independence requirements of the American Stock Exchange. The selection of the members of the Committee shall be made in accordance with Section 162 of the Internal Revenue Code (or any successor to Section 162(m) as in effect from time to time), and income tax regulations promulgated thereunder as in effect from time to time, and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor to Rule 16b-3 as in effect from time to time).

The committee may form and delegate authority to subcommittees when appropriate.

Duties and Responsibilities

The Committee's duties and responsibilities shall be to:

·
Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer and all other officers and employees of the Company earning salaries in excess of an amount to be set by the Committee from time to time, and recommend to the board of directors for determination the compensation of the Chief Executive Officer and those other officers and employees based on this evaluation.

·	Make recommendations to the board of directors with respect to incentive compensation plans and equity-based plans.

Compensation Committee Charter Duties and Responsibilities Continued

·
Review and discuss with management the Company’s disclosure to be made in the Compensation Discussion and Analysis and recommend to the board of directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement or other such report as may be required in compliance with then currently applicable Securities and Exchange Commission rules and regulations and relevant listing authority.

·
Produce an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations, including a statement indicating whether the Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and whether, based on such review and discussion, the Committee recommended to the board that the Compensation Discussion and Analysis be included in the Company’s annual proxy statement or other applicable filings.

·
If a compensation consultant assists in the evaluation of director, Chief Executive Officer or other officer compensation, the Committee shall have sole authority to retain or terminate the consulting firm, including sole authority to approve the firm’s fees and other retention terms.

·	Report to the board of directors, by means of written or oral reports, submission of minutes of Committee meetings or otherwise, from time to time or whenever it shall be called upon to do so.

Resources

The committee shall have the authority to retain outside legal, accounting or other advisors, including compensation consultants, as it determines necessary to carry out its duties, and shall have authority to approve such advisors’ fees and other retention terms.

Interpretations and Determinations

The committee shall have the power and authority to interpret this Charter and make any determinations as to whether any act taken has been taken in compliance with the terms hereof

Evaluation

The committee shall annually evaluate the functions of the Committee and the adequacy of the Committee’s Charter.

Adopted January 28, 2004 Amended January 24, 2007

EXHIBIT C

CONSOLIDATED-TOMOKA LAND CO.
GOVERNANCE COMMITTEE CHARTER

Role and Purpose

The purpose of the governance committee (the "Committee") of the board of directors of Consolidated-Tomoka Land Co. (the "Company") is to recommend to the board of directors (1) individuals qualified to become members of the board of directors (based on criteria approved by the Committee) and the director nominees for the next annual meeting of the shareholders of the Company or at any such time that there is a vacancy on the board, and (2) recommend to the Board the corporate governance guidelines appropriate for the Company.

Composition

The Committee shall consist of at least three directors, each of whom shall satisfy the independence requirements of the American Stock Exchange. Members of the Committee shall be elected annually by the full board and each member shall hold office until the earlier of (1) the election of that member’s successor, (2) the end of that member’s service as a director of the Company (whether through resignation, removal, expiration of term, or death), or (3) that member’s resignation from the Committee. The chairperson of the Committee may be selected by the board of directors or, if it does not do so, the Committee members may elect a chairperson by vote of a majority of the full Committee. The Committee may form and delegate authority to subcommittees when appropriate.

Director Nominee Criteria

Individuals should meet the following specific minimum qualifications to be considered for board membership:

$	Independence - A majority of the board of directors should be independent, as defined from time to time by the American Stock Exchange listing standards.

$	Integrity and Accountability - Directors must demonstrate high ethical standards and integrity and be accountable for their board decisions and actions.

$	Judgment - Directors should be able to provide thoughtful counsel on a broad range of issues.

$	Financial Literacy - All board members should have financial literacy sufficient to monitor the Company’s financial performance.

Governance Committee Charter Director Nominee Criteria Continued

$	Openness - Board members should be willing to listen and be open to the consideration of other opinions, as well as the ability to communicate their own ideas.

$	Performance Standards - Directors should be committed to Company achievement of exceptional performance standards to benefit customers, shareholders, employees, and its communities.

$	Time Commitment - Directors must have the willingness and ability to commit sufficient time and attention to the activities of the Company.

In addition to the specific minimum qualifications listed above, the Committee will consider a range of desirable core competencies as beneficial to the board. The board as a whole should possess the following specific qualities or skills:

$	Accounting and Finance - The board should include directors with expertise in management or oversight of financial accounting and control.

$	Business Judgement - Directors should have a record of making sound business decisions.

$	Management Knowledge - Board members should be cognizant of current general management trends and “best practices.”

$	Industry Knowledge - It is desirable for one or more board members to have relevant knowledge specific to the industries in which it operates.

$	Leadership - The board should include directors who can and will motivate and require high-performance by management.

$	Strategy and Vision - Directors should be capable of questioning, approving, and monitoring the Company’s strategic plans, providing insight and directional focus.

Duties and Responsibilities

The Committee's duties and responsibilities shall be to:

$	Review and update, from time to time, the criteria set forth in this charter for the board of directors and its members.

Governance Committee Charter
Duties and Responsibilities Continued

$
Review and report on possible candidates for membership on the board of directors consistent with the Committee’s criteria for selecting new directors and establish a process for identifying and evaluating such nominees.

$
Establish a policy as to whether the Committee will consider recommendations of director nominees by shareholders and, if it will consider such recommendations, establish procedures for shareholders to submit recommendations.

$	Annually recommend a slate of nominees to the board of directors with respect to nominations for the board at the annual meeting of shareholders.

$	Review compliance, including conflicts of interest and code of ethics, and recommend changes as necessary.

$	Report to the board of directors, by means of written or oral reports, submission of minutes of Committee meetings or otherwise, from time to time or whenever it shall be called upon to do so.

$	Review this charter annually for possible revision.

Process for Selecting Directors

The Committee will evaluate all director candidates brought to its attention by all sources in accordance with the minimum and specific criteria described in the charter.

Resources

The Committee shall have the authority to obtain advice and seek assistance from outside legal, accounting or other advisors, including search firms, as it determines necessary to carry out its duties. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates and to retain and terminate any compensation consultant used to assist establishing director compensation, including sole authority to approve such each search firm’s fees and other retention terms.

Interpretations and Determinations

The Committee shall have the power and authority to interpret this Charter and make any determinations as to whether any act taken has been taken in compliance with the terms hereof.

Dated: February 13, 2004